                                                                    Exhibit 1(b)



                                 Pricing Agreement
                                 -----------------


Goldman, Sachs & Co.
Salomon Smith Barney, Inc.
Chase Securities Inc.
Banc One Capital Markets, Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

                                                            September 23, 1999


Ladies and Gentlemen:


   Becton, Dickinson and Company, a New Jersey corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 23, 1999 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

   An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

   Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

   If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the

Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        BECTON, DICKINSON AND COMPANY


                                        By: /s/ Richard K. Berman
                                           ------------------------------
                                           Name: Richard K. Berman
                                           Title: Vice President and Tresurer


Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY, INC.
CHASE SECURITIES INC.
BANC ONE CAPITAL MARKETS, INC.

By:  GOLDMAN, SACHS & CO.

     /s/ Goldman, Sachs & Co.

   (Goldman, Sachs & Co.)

                                      -2-
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                                 SCHEDULE I



                       Underwriter                             Principal
                       -----------                             Amount of
                                                               Designated
                                                               Securities
                                                                 to be
                                                               Purchased
                                                               ---------

Goldman, Sachs & Co.                                           $156,000,000
Salomon Smith Barney, Inc.                                       24,000,000
Chase Securities Inc.                                            14,000,000
Banc One Capital Markets, Inc.                                    6,000,000
                                                               ------------



Total....................................................      $200,000,000
                                                               ============

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                                 SCHEDULE II


Title of Designated Securities:
   7.15% Notes due October 1, 2009

Aggregate principal amount:
   $200,000,000

Price to Public:
   99.90% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 28

Purchase Price by Underwriters:
   99.25% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 28

Form of Designated Securities:
   Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:
   Federal (same day) funds

Indenture:
   Indenture dated March 1, 1997, between the Company and The Chase Manhattan Bank, as Trustee

Maturity:
   October 1, 2009

Interest Rate:
   7.15%

Interest Payment Dates:
   April 1 and October 1, commencing April 1, 2000

Redemption Provisions:
   The Notes are redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments on the Notes, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus in each case, accrued interest to the date of redemption on the principal balance of the Notes being redeemed.

   "Treasury Rate" means, for any redemption date, the annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue equal to he Comparable Treasury Price, expressed as a percentage of its principal amount, for such redemption date. The yield of the Comparable Treasury Issue shall be computed as of the second business day immediately preceding the redemption date.

   "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the applicable remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

   "Reference Treasury Dealer" means each of Goldman, Sachs & Co., Salomon Smith Barney Inc., Chase Securities Inc. and Banc One Capital Markets, Inc., each of their successors, and any two other nationally recognized investment banking firms selected by the Company from time to time that are primary dealers of U.S. government securities in New York City; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company shall substitute therefor another nationally recognized investment banking.

   "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations obtained by the Trustee for that redemption date after excluding the highest and lowest of those Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all those quotations.

   "Reference Treasury Dealer Quotation" means, with respect to any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by a Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding that redemption date. The Trustee shall seek Reference Treasury Dealer Quotations in respect of any redemption date from each of the then-existing Reference Treasury Dealers.

   "Remaining Scheduled Payments" means, with respect to each Note being redeemed, the remaining scheduled payments of principal and interest on that Note that would be due after the related redemption date but for the redemption; provided, however, that if the redemption date is not an interest payment date with respect to that Note, the amount of the next succeeding scheduled interest payment on that Note that would have been due shall be deemed reduced by the amount of interest accrued on the Note to the redemption date.

   Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes or portions thereof called for redemption.

Sinking Fund Provisions:
   No sinking fund provisions

Defeasance provisions:
   The defeasance provisions of the Indenture are applicable to the Designated Securities.

Time of Delivery:
   10:00 a.m. (New York City time), September 28, 1999

Closing Location:
   Sullivan & Cromwell
   125 Broad Street
   New York, New York  10004

Names and addresses of Representatives:
   Goldman, Sachs & Co.
   Salomon Smith Barney, Inc.
   Chase Securities Inc.
   Banc One Capital Markets, Inc.



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

   c/o Goldman, Sachs & Co.
   85 Broad Street
   New York, New York  10004



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